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                                  Exhibit 99.1

            New Executive Team Takes Leadership of Nutri/System, Inc.

           Internet Pioneer Mike Hagan Takes Helm as Chairman and CEO; New Team Brings Proven E-Business Leadership to Profitable Concern

                                      ----

          Local Investor Group Purchases 58% of the Outstanding Stock
                             in Private Transaction

HORSHAM, Pa., December 23, 2002 - Nutri/System, Inc. (OTCBB:THIN), a leading online weight loss company, announced today the appointment of a new executive team equipped with the management skill, financial backing, and online product management and marketing expertise to position the company for greater growth. The Company announced that Mike Hagan has been named Chairman and Chief Executive Officer of Nutri/System, Inc., replacing Brian D. Haveson, and that George Jankovic has been named President and Chief Operating Officer.

The Company also announced that HJM Holdings, LLC has purchased 10,522,092 shares of the Company's common stock from three separate stockholders in private transactions. HJM Holdings is an investment group led by Mike Hagan that has the support of local area business leaders such as Pete Musser, founder of The Musser Group; Brian Tierney, founder and chairman of Tierney Communications, the largest communications firm in the mid-Atlantic area; Anthony Nichols, former Chairman of Brandywine Realty Trust; and George Jankovic, an accomplished entrepreneur who founded two successful companies focused on the e-Commerce space. NewSpring Ventures, L.P., a venture capital fund led by Managing Partner Mike DiPiano, was also a party to each of the private transactions and purchased 4,791,408 shares of the Company's common stock from the three stockholders. As a result of these transactions, HJM Holdings and NewSpring Ventures now collectively own 15,313,500 shares of the Company's common stock, representing approximately 58% of the total shares outstanding.

With over 30 years of experience in the weight loss industry, Nutri/System has successfully transitioned its business model to become an online weight loss program leader by providing diet assistance programs and distributing pre-packaged foods to thousands of customers who regularly seek assistance in achieving their weight loss goals.

Structured weight loss programs like Nutri/System comprise part of the overall estimated $34 billion weight reduction market* whose growth is fueled by the fact that 59 million adults in the United States are clinically determined as obese, while fully 65% percent of the population is considered overweight.

The new management team takes over at a pivotal point in Nutri/System's history. The Company's migration to an online business model in 1999 has enabled it to generate profits consistently since the first quarter of 2001. In 2001, the Company generated annual income from continuing operations of $436,000, and in the first nine months of 2002 the Company reported income from continuing operations of $3,627,000.

"Nutri/System was particularly attractive to me because it is a company with a battle tested, bricks-and-mortar value proposition - profitable company, 30 year-old brand, legions of loyal repeat customers, high quality product - in which revenue growth and customer acquisition is being driven mostly by the Internet" said Hagan. "It is this intersection between the new and old economy that makes the Nutri/System story so uniquely compelling, and where I can directly leverage my management strengths in creating successful e-commerce strategies to keep this company profitable, and position it for even more exciting growth in the years ahead."

Mike Hagan brings to Nutri/System proven leadership and experience gained from his role pioneering the online business strategies that launched Verticalnet to the forefront of the business-to-business e-commerce revolution, as well as more than ten years of management experience at such companies as Merrill Lynch and Bristol Myers Squibb. George Jankovic, former founder, chairman and CEO of telecom service provider beMany, brings extensive direct marketing and product management experience to the Nutri/System management team as COO. In addition to

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serving as VP of Product Development for Verticalnet, Jankovic was co-founder and CEO of RF Globalnet, a company he helped turn cash flow positive before it was acquired by Verticalnet in 1998.

Mike Hagan has been appointed to the Nutri/System board along with Mike DiPiano. As Managing Partner of NewSpring Ventures, L.P., DiPiano brings broad operations experience to this role. Prior to joining NewSpring, DiPiano was Chairman of Maxwell Systems, a venture-funded e-commerce company. He is currently a Director of Ecount, Maxwell Systems, MessageLink, HR Division, Ripple Technologies, Vytek Wireless, and University City Science Center. DiPiano received a B.S. degree from Pennsylvania State University and an M.B.A. from New York University.

About the Nutri/System Weight Loss Program

The Nutri/System diet program was originally developed by the Company's predecessor businesses, including Nutri/System L.P. and Nutri/System Direct, L.L.C., which operated through Company-owned and franchised weight loss centers. The Company was formed in 1999 to combine the powerful brand equity in the Nutri/System name and weight loss program with the Internet as a medium of communication. Since then, the Company has extended the strength of its online retailing business through national promotion vehicles such as giving a national television shopping network exclusive rights to promote Nutri/System's weight loss programs throughout the United States.

The Nutri/System weight loss program is based on prepackaged, shelf stable, portion-controlled meals. Program support can be obtained from Nutri/System counselors over the phone or via email, and from peers in online chatrooms in what has become a leading online weight loss community. The program support is free, and there is no membership fee. One reason the program has proven effective for millions of Americans is that it is structured to be simple and easy to follow - there is no need to count points or cook complex foods, and disciplined, which minimizes opportunities to go "off diet."

Additionally, through online ordering and the shelf stable nature of the food, Nutri/System can deliver its quality food and meal programs directly to consumer doorsteps, providing them with a convenient and streamlined way to learn better eating habits and lose weight - they just log-on, decide on a recommended meal plan, order their food, and once it arrives, they're ready to go. Nutri/System products are available 24 hours a day, 7 days a week, with no waiting for weekly meetings or worry about expensive membership fees.

About NewSpring Ventures, L.P.

NewSpring Ventures, L.P., based in Conshohocken, PA, is a $90 million venture capital fund providing equity capital to growth and expansion stage companies throughout the Mid-Atlantic region, with a focus on information technology, business services, and healthcare services. The Fund seeks to invest in companies with proven management, a demonstrated revenue model, significant growth potential and a strategic competitive advantage. Additional information about NewSpring may be found at www.newspringventures.com.
                                -------------------------
About Nutri/System, Inc.

Founded in 1972, the Nutri/System businesses have been helping Americans stay fit and healthy for thirty years. Through its interactive web site, www.nutrisystem.com, the Company has since created a leading online weight loss
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community. Nutri/System, Inc. has over 100 employees primarily dedicated to product fulfillment, weight loss counseling and information technology in its corporate headquarters in Horsham, PA. The Company also maintains a fulfillment center in Reno, NV.

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*  Source, Marketdata Enterprises

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements of future goals and similar statements reflecting other than historical facts constitute forward-looking statements.

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These forward-looking statements involve a number of risks and uncertainties, which are described in Nutri/System, Inc.'s filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties.

Nutri/System, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.